
<ARTICLE>                           5
<LEGEND>
     This  schedule  contains  summary  financial   information  extracted  from
     Condensed  Consolidated  Statements  of Financial  Position  and  Condensed
     Consolidated  Statements  of Income and is  qualified  in its  entirety  by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                   1,000,000
<CURRENCY>                      USD

<PERIOD-TYPE>                     6-MOS
<FISCAL-YEAR-END>           DEC-31-2000
<PERIOD-START>              JAN-01-2000
<PERIOD-END>                JUN-30-2000
<EXCHANGE-RATE>                     1.0
<CASH>                            3,252 <F1>
<SECURITIES>                      2,946 <F2>
<RECEIVABLES>                     8,389
<ALLOWANCES>                         90
<INVENTORY>                           0
<CURRENT-ASSETS>                      0 <F3>
<PP&E>                            1,502
<DEPRECIATION>                      824
<TOTAL-ASSETS>                   22,095
<CURRENT-LIABILITIES>                 0 <F3>
<BONDS>                           1,818 <F4>
<PREFERRED-MANDATORY>               850 <F5>
<PREFERRED>                           0
<COMMON>                            260
<OTHER-SE>                        2,827
<TOTAL-LIABILITY-AND-EQUITY>     22,095
<SALES>                               0
<TOTAL-REVENUES>                  1,819
<CGS>                                 0
<TOTAL-COSTS>                         0
<OTHER-EXPENSES>                  1,591 <F6>
<LOSS-PROVISION>                      0
<INTEREST-EXPENSE>                   33
<INCOME-PRETAX>                     228
<INCOME-TAX>                         89
<INCOME-CONTINUING>                 139
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                        129
<EPS-BASIC>                        0.50
<EPS-DILUTED>                      0.49

<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Represents notes payable.
<F5>  Redeemable  preferred  stock.   Includes   Company-obligated   Mandatorily
      Redeemable Preferred Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Debentures.
<F6>  Represents total expenses.
